Exhibit 10.18
THOMAS WEISEL PARTNERS GROUP, INC. EQUITY INCENTIVE PLAN
FORM OF RESTRICTED STOCK AWARD AGREEMENT
Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”), hereby grants to the “Participant” this Award of Restricted Stock pursuant to the Thomas Weisel Partners Group, Inc., Equity Incentive Plan (the “Plan”) upon the following terms and conditions:
Name of Participant:

Grant Date:

Number of Shares of Restricted Stock:

1.	This Award is subject to all terms and conditions of this Agreement and the Plan. The terms of the Plan are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Plan.

2.	The Restricted Stock is awarded [without payment of any consideration by the Participant].

3.	[To the extent dividends are paid on Shares while the Restricted Stock remains unvested and outstanding, you shall be entitled to receive at the time such dividends are paid (subject to your continued employment as of the relevant dividend payment date), cash payments (less applicable withholding) in amount equivalent to cash dividends on Shares with respect to the number of Shares covered by the Restricted Stock. If you incur a termination of employment prior to the payment of Shares underlying your Restricted Stock but subsequent to the applicable Restricted Stock’s vesting date (as set forth in Paragraph 4 below) you shall be entitled to receive with respect to such Shares underlying your vested Restricted Stock cash payments in amount equivalent to cash dividends on Shares regardless of whether you continue to be employed as of the relevant dividend payment date.]

4.	Subject to your continued employment as of the relevant vesting date (unless otherwise provided under the terms and conditions of the Plan or this Agreement), in accordance with Paragraph 2 above you shall be entitled to receive (and the Company shall deliver to you) within [•] days following the relevant vesting date set forth below, the number of Shares underlying the Restricted Stock as of the dates set forth below in accordance with the following schedule:
Vesting Dates = [•% of the Shares underlying the
Restricted Stock on each of the first • anniversaries of the grant date] [The Shares underlying the Restricted Stock on
the • anniversary of the grant date.]

5.	In accordance with Section 15(a) of the Plan, the Committee may in its sole discretion withhold from the payment to you hereunder a sufficient amount (in cash or Shares) to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to income resulting from such payment. You have been advised to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

6.	You hereby acknowledges that you have been informed that, with respect to the grant of the Restricted Stock, you may file an election (the “Election”) with the Internal Revenue Service, within 30 days of the grant of the Restricted Stock, electing pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Restricted Stock on the Grant Date. This will result in a recognition of taxable income to you on the Grant Date, equal to the fair market value of the Restricted Stock on such date. Absent an Election, taxable income will be measured and recognized by you at the time or times on which the Restricted Stock vests. You are strongly encouraged to seek the advice of your own tax consultants in connection with this Award and the advisability of filing of the Election. A form of Election is attached hereto as Exhibit A for reference. YOU UNDERSTAND THAT ANY TAXES PAID AS A RESULT OF THE FILING OF THE ELECTION MIGHT NOT BE RECOVERED IF UNVESTED SHARES ARE FORFEITED TO THE COMPANY. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION, EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON YOUR BEHALF. YOU MUST NOTIFY THE COMPANY WITHIN 10 DAYS OF FILING ANY ELECTION.

7.	The Company shall have the right to offset against the obligation to deliver Shares to you, any outstanding amounts then owed by you to the Company.

8.	You will not have any rights of a shareholder with respect to the Restricted Stock until the Shares have been delivered to you.

9.	Notices hereunder and under the Plan, if to the Company, shall be delivered to the Plan administrator (as so designated by the Company) or mailed to the Company’s principal office, •, attention of •, or, if to you, shall be delivered to you or mailed to your address as the same appears on the records of the Company.

10.	All decisions and interpretations made by the Board of Directors or the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on all persons. In the event of any inconsistency between the terms hereof and the provisions of this Agreement and the Plan, this Agreement shall govern.
11.	By accepting this Award, you acknowledge receipt of a copy of the Plan, and agree to be bound by the terms and conditions set forth in this Agreement and the Plan, as in effect form time to time.
12.	By accepting this Award, you further acknowledge that the federal securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict your right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with your Restricted Stock. You agree to comply with such federal securities law requirements and Company policies, as such laws and policies are amended form time to time.
13.	The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate the Award granted under this Agreement, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary of any Award under this Agreement without the consent of such Participant or holder or beneficiary of any Award.
14.	This Agreement shall be governed by the laws of the State of New York without giving effect to its choice of law provisions.

THOMAS WEISEL PARTNERS GROUP, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

          If you would like to designate a beneficiary to exercise your rights under this Agreement in the event of your death, please complete your designation in the space provided below, as well as please sign and print your name and date in the space provided below, and return this Agreement to the attention of •.

Beneficiary:
Participant name (print):

Date:

EXHIBIT A
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
Pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation 1.83-2, the undersigned taxpayer hereby elects to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, the excess, if any, of the fair market value of the Property (as hereinafter defined) at the time of transfer over the amount the taxpayer paid for such Property. The following information is furnished in accordance with Treasury Regulations Section 1.83-2(e).
1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name of Taxpayer:	SPOUSE:

Address:

Social Security No.: TAXPAYER:	SPOUSE:
2.	The property with respect to which the election is made (the “Property”) is described as follows: shares of the Common Stock of Thomas Weisel Partners Group, Inc. (the “Company”).
3.	The election is made for the • calendar year with respect to the Property. The date on which the Property was transferred is •.
4.	The Property is subject to the following restrictions: the Shares may not be transferred and may be forfeited if the taxpayer ceases to be employed by the Company under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions contained in the agreement awarding the Property and the Thomas Weisel Partners Group, Inc. Equity Incentive Plan.
5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such Property is: $ .
6.	The amount (if any) paid for the Property is: $[•].

          The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described Property. The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:

Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:

Spouse